Exhibit 99.1

REVOCABLE PROXY

CWE Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint JEANNE A. SWEET, and DAVID T. STOECKER, or either of them, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of Stockholders of CWE Bancorp, Inc. (“Bancorp”), with respect to the Agreement and Plan of Merger among Pulaski Financial Corp., PF Acquisition Corp. and Bancorp (the “Merger Agreement”); and any other matter which may come before such meeting, to be held on February 27, 2006, commencing at 3:00 p.m. (CST), at the offices of Bancorp, 415 DeBaliviere, St. Louis, Missouri 63112, and any adjournments thereof. The above named proxies are instructed to vote all the shares of Common Stock of Bancorp held of record by the undersigned on January 23, 2006, as follows and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Approval of Merger Agreement

☐	FOR approval of the Merger Agreement

☐	Against approval of the Merger Agreement

☐	Abstain

The Board of Directors recommends a vote FOR approval of the Merger Agreement.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR approval of the Merger Agreement.

The undersigned hereby acknowledges receipt of Notice of said Special Meeting dated January 27, 2006

Please sign exact name(s) as appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

DATED: , 2006

Signature	Signature if held jointly

Please print name	Please print name

IMPORTANT — Please sign and mail in the enclosed envelope. No postage is necessary.